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                        CONSENT OF INDEPENDENT AUDITORS

United States Properties, Inc.

We hereby consent to the inclusion of our compilation report dated May 20, 1997 and compiled financial statements as of March 31, 1997 of United States Properties, Inc. We also consent to the reference to our Firm in Form 10-SB


/s/ Marks Shron & Company, LLP
--------------------------------
    Marks Shron & Company, LLP
    Certified Public Accountants


Great Neck, New York
June 11, 1997